UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2010 (April 30, 2010)

INTERCONTINENTALEXCHANGE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32671	58-2555670
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

2100 RiverEdge Parkway, Suite 500, Atlanta, Georgia 30328
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                  Entry into a Material Definitive Agreement.

On April 30, 2010, the boards of IntercontinentalExchange, Inc., a Delaware corporation (“ICE”), and Climate Exchange plc (“Climate Exchange”) announced that they have reached an agreement on the terms of the recommended acquisition by Aether Ios Limited , a wholly-owned subsidiary of ICE (“Bidco”), of the entire issued and to be issued share capital of Climate Exchange (the “Acquisition”).  Under the terms of the Acquisition, Climate Exchange’s shareholders will receive 750 pence in cash for each Climate Exchange share, valuing the entire existing issued and to be issued share capital of Climate Exchange at approximately £395 million.

The Acquisition represents a premium of approximately:

•	56.9 per cent. to the closing price of 478.0 pence per Climate Exchange share on April 29, 2010, being the last dealing day prior to the date of the announcement;

•
56.5 per cent. to the average closing price of 479.3 pence per Climate Exchange share for the one month period up to and including April 29, 2010, being the last dealing day prior to the date of the announcement; and

•
44.3 per cent. to the average closing price of 519.6 pence per Climate Exchange share for the three month period up to and including April 29, 2010, being the last dealing day prior to the date of the announcement.

It is intended that the Acquisition be implemented by way of a scheme of arrangement under section 152 of the Isle of Man Companies Act 1931 (the “Scheme”).  The Scheme will be subject to the following conditions:

(i)
The approval by a majority in number representing not less than three-quarters in value of the holders of the Climate Exchange shares present and voting either in person or by proxy at a meeting of the Climate Exchange shareholders convened by the High Court of Justice of the Isle of Man (the "Court") for the purpose of approving the Scheme (or any separate class meeting that may be required by the Court) or any adjournment thereof (the “Court Meeting”).

(ii)
The resolutions required to approve and implement the Scheme and the Acquisition being duly passed at the extraordinary general meeting of Climate Exchange shareholders (or any adjournment thereof) convened for the purpose of approving certain resolutions relating to the Scheme and the Acquisition (the “Climate Exchange EGM”).  The Climate Exchange EGM will be convened directly after the Court Meeting.

(iii)	The sanction of the Scheme by the Court and an office copy of the order of the Court sanctioning the Scheme being delivered to the Isle of Man Financial Supervision Commission for registration.

It is expected that a document including (among other things) the full terms of the Scheme (the “Scheme Document”) will be posted no later than May 28, 2010 and that the Scheme will become effective and the Acquisition completed by the end of July 2010, subject to the satisfaction or (if applicable) waiver of all relevant conditions.  Upon the Scheme becoming effective, it will be binding on all Climate Exchange shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the Climate Exchange EGM.

The board of directors (the “Directors”) of Climate Exchange, who have been so advised by J.P. Morgan Cazenove and Kinmont, consider the terms of the Acquisition to be fair and reasonable.  In providing advice to the Directors of Climate Exchange, J.P. Morgan Cazenove and Kinmont have taken into account the commercial assessments of the Directors of Climate Exchange. Accordingly, the Directors of Climate Exchange have agreed to unanimously recommend that Climate Exchange shareholders vote in favor of the resolutions to be proposed to Climate Exchange shareholders at the Court Meeting and the Climate Exchange EGM.

In addition, Bidco has received irrevocable undertakings from the Directors of Climate Exchange and from Invesco Asset Management Limited (“Invesco”) to vote in favor of the resolutions to be proposed to Climate Exchange shareholders at the Court Meeting and the Climate Exchange EGM in respect of their own beneficial shareholdings of Climate Exchange shares.  ICE has therefore received irrevocable undertakings with respect to 23,030,901 Climate Exchange shares, which represents approximately 48.4 per cent. of Climate Exchange’s entire existing issued share capital.  Together with ICE's holding of 2,277,034 Climate Exchange shares (representing approximately 4.8 per cent. of Climate Exchange’s existing entire issued share capital), this represents approximately 53.2 per cent. of the entire existing issued share capital of Climate Exchange.  The undertakings from the Directors of Climate Exchange will continue to be binding even in the event of a higher competing offer for Climate Exchange being announced.

Climate Exchange and Bidco have entered into an implementation agreement that provides, among other things, for the implementation of the Scheme and contains certain assurances and confirmations between the parties, including with respect to the implementation of the Scheme and regarding the conduct of the business of Climate Exchange in the period prior to the date on which the Scheme becomes effective.  Climate Exchange has also undertaken not to solicit any other potential alternative offers.

The Acquisition will affect Climate Exchange share options and incentive awards granted under the Climate Exchange share schemes and Climate Exchange warrants.  An appropriate offer or proposal will be made in due course to holders of Climate Exchange options and warrants.  Details of these offers or proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the Climate Exchange share schemes and warrant holders.

In relation to the cash consideration payable by Bidco under the terms of the Acquisition, $220 million has been drawn from ICE’s existing credit facilities and the remainder will be funded from its existing cash resources.  Morgan Stanley & Co. Limited, an affiliate of Morgan Stanley, is satisfied that sufficient financial resources are available to Bidco to satisfy in full the cash consideration payable under the terms of the Acquisition.

On April 30, 2010, ICE and Climate Exchange issued an announcement regarding the Acquisition that contains additional details regarding the Acquisition and the implementation of the Scheme (the “Announcement”).  A copy of the Announcement is attached hereto as Exhibit 99.1. On May 4, 2010, further to an announcement by Invesco on April 30, 2010, ICE and Bidco issued an announcement to reflect the current number of shares over which irrevocable undertakings in respect of Climate Exchange shares had been received. A copy of this announcement is attached hereto as Exhibit 99.2.  Consummation of the Acquisition is subject to various customary conditions, including the conditions specified in Appendix 1 of the Announcement. Further details of the irrevocable undertakings described above, and the circumstances in which they will fall away, are set out in the Announcement.

The foregoing description of the Acquisition is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Announcement, which is incorporated herein by reference, and the Scheme Document when such document becomes available.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Announcement of ICE and Climate Exchange dated April 30, 2010 regarding the agreement of terms of the recommended Acquisition of Climate Exchange.

99.2	Announcement of ICE and Bidco dated May 4, 2010 regarding the current number of shares over which irrevocable undertakings have been received in respect of Climate Exchange shares.

99.3	ICE Press Release dated April 30, 2010.

Forward-Looking Statements– Certain statements in this Form 8-K may contain forward-looking information regarding ICE, Climate Exchange and the combined company after the completion of the Acquisition and are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, the benefits of the Acquisition, including future strategic and financial benefits, the plans, objectives, expectations and intentions of ICE following the completion of the Acquisition, and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of ICE’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.

Statements regarding ICE’s business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see ICE’s Securities and Exchange Commission (SEC) filings, including, but not limited to, the risk factors in ICE’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on February 10, 2010.

You should not place undue reliance on forward-looking statements, which speak only as of the date of this report. Except for any obligations to disclose material information under applicable laws, ICE undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report.

Important Merger Information

The transaction relates to the shares of an Isle of Man public limited company and is proposed to be made by means of scheme of arrangement under Isle of Man company law and under the UK City Code on Takeovers and Mergers (the “Code”).  The Scheme is not subject to the tender offer or proxy rules under the United States Securities Exchange Act of 1934, as amended.  Accordingly, the Scheme is subject to the disclosure requirements, rules and practices applicable to schemes of arrangements in the Isle of Man and under the Code, which differ from the requirements of the United States tender offer and proxy rules.

This communication does not constitute an offer or invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction.  The full terms and conditions of the Acquisition (including the Scheme) will be set out in the Scheme Document.  Climate Exchange Shareholders are advised to read carefully and in its entirety the Scheme Document in relation to the Acquisition, once it has been issued, before making any decision with respect to the Acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

INTERCONTINENTALEXCHANGE, INC.

/s/ Scott A. Hill
Scott A. Hill
Senior Vice President and Chief Financial Officer

Date: May 4, 2010

EXHIBIT INDEX

Exhibit Number	Description

99.1	Announcement of ICE and Climate Exchange dated April 30, 2010 regarding the agreement of terms of the recommended Acquisition of Climate Exchange.

99.2	Announcement of ICE and Bidco dated May 4, 2010 regarding the current number of shares over which irrevocable undertakings have been received in respect of Climate Exchange shares.

99.3	ICE Press Release dated April 30, 2010.

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